UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2013 (June 28, 2013)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On June 28, 2013, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “Company,” “we,” “our” or “us”) renewed the Fourth Amended and Restated Advisory Management Agreement, dated June 14, 2010, as amended (the “Advisory Agreement”) between us and our advisor, Behringer Harvard Multifamily Advisors I, LLC.  The renewed Advisory Agreement is effective as of July 1, 2013 for a term of one year; however, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice.  The terms of the Advisory Agreement otherwise remain unchanged.

Item 5.08              Shareholder Director Nominations.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01              Other Events.

2013 Annual Meeting of Stockholders

On June 28, 2013, the Company’s board of directors (the “Board”) determined that the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) has been scheduled for December 17, 2013, and that the record date for determining stockholders entitled to vote at the 2013 Annual Meeting is September 23, 2013.  Because the date of the 2013 Annual Meeting is more than 30 days after the anniversary date of the Company’s 2012 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of changes to the deadlines for submitting stockholder proposals and candidates for nomination to the Board.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received at the Company’s corporate offices on or before August 19, 2013.  Any such proposal also must comply with Rule 14a-8 under the Exchange Act and any other applicable rules established by the SEC.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws (the “Bylaws”).  Our Bylaws currently provide that, in order for a stockholder nomination or proposal to be considered at the 2013 Annual Meeting, it must be received by us not earlier than August 19, 2013 and not later than the close of business on September 18, 2013.  Any such proposal must also comply with the other requirements set forth in the Bylaws.

Proposals should be directed to the attention of the Company’s Secretary, Behringer Harvard Multifamily REIT I, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Distributions

On June 28, 2013, the Board authorized distributions payable to the stockholders of record each day for July 1, 2013 through September 30, 2013.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.000958904 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 3.5% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes.  There is no assurance that we will continue to declare distributions or at this rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

July 2, 2013	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President – Legal, General Counsel and Secretary